  As filed with the Securities and Exchange Commission on April 13, 1999
                                                      Registration No. 333-71733
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              Amendment No. 3
                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                              foreignTV.com, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                     4899                       13-4037641

  (State or other      (Primary Standard Industrial        (I.R.S. Employer
   jurisdiction            Classification Code)         Identification Number)
of incorporation or
   organization)

                         162 Fifth Avenue, Suite 1005A
                            New York, New York 10010
                                 (212) 206-1121
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                    JONATHAN BRAUN, Chief Executive Officer
                              foreignTV.com, Inc.
                         162 Fifth Avenue, Suite 1005A
                            New York, New York 10010
                                 (212) 206-1121
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------
                                   Copies to:
         IRA I. ROXLAND, ESQ.                        LAW OFFICES OF
         STEPHEN E. FOX, ESQ.                  VICTOR EDWIN STEWART, ESQ.
      COOPERMAN LEVITT WINIKOFF                 269 South Irving Street
        LESTER & NEWMAN, P.C.                 Ridgewood, New Jersey 07450
           800 Third Avenue                          (201) 445-3661
       New York, New York 10022                   Fax: (201) 445- 5301
           (212) 688- 7000
         Fax: (212) 755- 2839

                                ---------------
   Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the effective date of this Registration
Statement

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth various expenses, other than underwriting commissions, which will be incurred in connection with the offering. Other than the SEC registration fee, NASD filing fee and the non-accountable expense allowance of Westminster Securities Corporation (the "Underwriter"), all amounts set forth below are estimates:

                                                          Minimum     Maximum
                                                        ----------- -----------
      SEC registration fee............................. $  7,826.26 $  7,826.26
      NASD filing fee..................................    3,315.20    3,315.20
      Underwriter's nonaccountable expense allowance...  102,000.00  204,000.00
      Blue sky fees and expenses.......................   12,000.00   12,000.00
      Printing and engraving expenses..................   50,000.00   50,000.00
      Legal fees and expenses..........................   90,000.00  120,000.00
      Accounting fees and expenses.....................   10,000.00   10,000.00
      Transfer and Warrant Agent fees..................    5,000.00    5,000.00
      NASDAQ listing fee...............................   10,000.00   10,000.00
      Miscellaneous expenses...........................    4,858.54    2,858.54
                                                        ----------- -----------
                                                        $295,000.00 $425,000.00
                                                        ----------- -----------

Item 14. Indemnification of Directors and Officers

     Article FIFTH of the Certificate of Incorporation of foreignTV.com ("Registrant") provides that Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each of its officers and directors, such right to indemnification being expressed in said Article FIFTH as a contractual right, and may so indemnify such other persons that such Sections grant Registrant the power to indemnify. Article FIFTH of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit.

   Reference is made to Section 9 of the Underwriting Agreement, which provides for indemnification of the officers and directors of Registrant under certain circumstances.

Item 15. Recent Sales of Unregistered Securities

   The following sets forth information relating to all securities of Registrant sold by it since November 12, 1998, the date of Registrant's inception, all such sales having occurred in January 1999:

                               Number of Consideration
                Name            Shares     Per Share
                ----           --------- -------------
      Jonathan Braun.......... 3,100,000     $0.01
      I. William Lane......... 2,700,000     $0.01
      Albert T. Primo.........   750,000     $0.01
      Bruno Finel.............   600,000     $0.01
      Yeon S. Hong............   200,000     $0.01
      Marc D. Leve............   200,000     $0.01
      Elorian C. Landers......   500,000     $0.01
      Junichi Watanabe........    50,000     $0.01
      Klaus Kraemer...........    50,000     $0.01
      Rubin Shur..............    20,000     $0.01
      Norma Sacks.............    20,000     $0.01
      E. Gabriel Perle........    60,000     $0.01
      Cooperman Levitt
       Winikoff Lester &
       Newman, P.C............    40,000     $0.01
      Seymour Stauber.........     7,000     $0.01
      Ann Morrell.............     3,000     $0.01

   Exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), is claimed for the sales of Common Stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records thereagainst. None of these sales involved participation by an underwriter or a broker-dealer.

Item 16. Exhibits and Financial Statement Schedules

   (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

           Revised Form of Underwriting Agreement between Registrant and the
     1.1*  Underwriter

     3.1*  Amended and Restated Certificate of Incorporation of Registrant

     3.2*  By-laws of Registrant

     4.1*  Form of certificate evidencing shares of Common Stock

     4.2*  Form of certificate evidencing Common Stock Purchase Warrant

     4.4*  Form of Unit Purchase Option between Registrant and the Underwriter
     4.5*  Form of Warrant Agreement between Registrant and American Stock
           Transfer & Trust Company, as warrant agent

     5.1*  Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.

    10.1*  1999 Stock Option Plan

           License Agreement between Registrant and the Center for Contemporary
    10.2*  Diplomacy, Inc.

    10.3*  License Agreement between Registrant and Jonathan Braun

    10.4** Escrow Agreement by and between Registrant and CitiBank, N.A.

           Proposed Form of Employment Agreement between Registrant and
    10.5*  Jonathan Braun

           Proposed Form of Employment Agreement between Registrant and Albert
    10.6*  Primo


          Proposed Form of Employment Agreement between Registrant and Bruno
    10.7* Finel

          Proposed Form of Employment Agreement between Registrant and Marc
    10.8* Leve

          Proposed Form of Employment Agreement between Registrant and Yeon
    10.9* Hong

    23.1* Consent of Martin A. Weiselberg & Co.

          Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included
    23.2* in Exhibit 5.1)

          Power of Attorney (included on the signature page of Part II of this 24.1* Registration Statement)

    27.1* Financial Data Schedule

--------
*Previously filed.
**Filed herewith.

   (b) Financial Statement Schedules.

       None.

Item 17. Undertakings

   The undersigned registrant hereby undertakes:

       (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (4) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (6) To provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

       (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement or amendments, thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of April, 1999.

                                          foreignTV.com, Inc.

                                                     /s/ Marc D. Leve
                                          By___________________________________
                                                       Marc D. Leve
                                                         Secretary


                               ----------------

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   Chairman                        April 12, 1999
____________________________________
          I. William Lane
         /s/ Jonathan Braun          Chief Executive Officer and     April 12, 1999
____________________________________  Director
           Jonathan Braun
                 *                   President and Director          April 12, 1999
____________________________________  (Chief Operating Officer)
          Albert T. Primo
          /s/ Marc D. Leve           Vice President-Legal,           April 12, 1999
____________________________________  Secretary, Treasurer and
            Marc D. Leve              Director (Chief Accounting
                                      and Financial Officer)
                 *                   Senior Vice President-          April 12, 1999
____________________________________  European Operations and
            Bruno Finel               Director

--------
* Marc Leve, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

                                                               /s/ Marc Leve
Dated: April 12, 1999                                            Marc Leve